Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2023 THIRD QUARTER RESULTS

-Net New Home Orders Increased 122% Year-Over-Year to 1,513-
-Active Selling Communities Increased 23% Year-Over-Year to 163-
-Home Sales Revenue of $825 Million-
-Homebuilding Gross Margin Percentage of 22.3%-
-Diluted Earnings Per Share of $0.76-
-Debt-to-Capital Ratio of 32.1% and Total Liquidity of $1.5 Billion-

INCLINE VILLAGE, Nev., October 26, 2023 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the third quarter ended September 30, 2023.
“Tri Pointe delivered a strong operational performance in the third quarter, surpassing our delivery guidance and generating home sales revenue of $825 million,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “We were able to execute well through our backlog conversion, as well as our ability to sell and close move-in ready spec homes during the quarter, ultimately leading to $75.4 million in net income available to common stockholders, or $0.76 per diluted share. Despite the persistence of elevated mortgage rates, much of the third quarter demonstrated stronger seasonal demand than normal, due largely to the underlying fundamentals of our industry, as well as the severe lack of resale supply available on the market.”
Mr. Bauer continued, “Our strategic focus remains on growing scale within our current markets, while also growing our market diversification through organic expansion or M&A opportunities. During the third quarter, we announced our organic entrance into the Salt Lake City, Utah market, which we view as having a diverse, strong, and growing economy coupled with a desirable quality of life, and we are very excited to commence operations this year.”
“Consistent with our strategic initiatives for the year, our ability to remain disciplined with cost while normalizing our cycle times helped us deliver both strong top and bottom-line results for the third quarter,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “As we move into the fourth quarter, our focus on operational efficiency remains unwavering. Further, with mortgage rates remaining elevated, we are acutely focused on the impact this has on affordability and buyer sentiment, and we are well-positioned to tactically implement the pricing and incentive strategies necessary to achieve our targeted sales goals.”
Mr. Bauer concluded, “Our robust balance sheet and strong liquidity position not only enable us to navigate the current market dynamics with resilience, but also enable us to swiftly capitalize on emerging opportunities. As macroeconomic circumstances continue to unfold, we believe the backdrop for new housing remains positive, and Tri Pointe is well positioned to seize the opportunities which have been further exacerbated by the growing scarcity of resale supply.”
Results and Operational Data for Third Quarter 2023 and Comparisons to Third Quarter 2022
•Net income available to common stockholders was $75.4 million, or $0.76 per diluted share, compared to $149.2 million, or $1.45 per diluted share
•Home sales revenue of $825.3 million compared to $1.1 billion, a decrease of 22%
◦New home deliveries of 1,223 homes compared to 1,463 homes, a decrease of 16%
◦Average sales price of homes delivered of $675,000 compared to $723,000, a decrease of 7%
•Homebuilding gross margin percentage of 22.3% compared to 27.1%, a decrease of 480 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 25.6%*
•SG&A expense as a percentage of homes sales revenue of 12.3% compared to 9.1%, an increase of 320 basis points

•Net new home orders of 1,513 compared to 681, an increase of 122%
•Active selling communities averaged 154.8 compared to 128.3, an increase of 21%
◦Net new home orders per average selling community were 9.8 orders (3.3 monthly) compared to 5.3 orders (1.8 monthly)
◦Cancellation rate of 10% compared to 27%
•Backlog units at quarter end of 3,055 homes compared to 3,044
◦Dollar value of backlog at quarter end of $2.1 billion compared to $2.4 billion, a decrease of 13%
◦Average sales price of homes in backlog at quarter end of $693,000 compared to $797,000, a decrease of 13%
•Ratios of debt-to-capital and net debt-to-net capital of 32.1% and 15.4%*, respectively, as of September 30, 2023
•Repurchased 1,753,045 shares of common stock at a weighted average price per share of $31.10 for an aggregate dollar amount of $54.5 million in the three months ended September 30, 2023
•Ended the third quarter of 2023 with total liquidity of $1.5 billion, including cash and cash equivalents of $849.0 million and $699.9 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
Outlook
For the fourth quarter, the Company anticipates delivering between 1,600 and 1,800 homes at an average sales price between $670,000 and $680,000. The Company expects homebuilding gross margin percentage to be in the range of 22.0% to 23.0% for the fourth quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 10.0% to 11.0%. Finally, the Company expects its effective tax rate for the fourth quarter to be in the range of 25.5% to 26.0%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 26, 2023. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Chief Marketing Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Third Quarter 2023 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13741533. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms, and proven leadership of a national organization with the regional insights, longstanding community connections, and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, was named one of the 2023 Fortune 100 Best Companies to Work For®, and was designated as one of the 2023 PEOPLE Companies That Care®. The company was also named as a Great Place To Work-Certified™ company for three years in a row (2021 through 2023), and was named on several Great Place To Work® Best Workplaces lists in 2022 and 2023. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious disease, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$825,295	$1,057,491	$(232,196)	(22)%	$2,412,777	$2,787,386	$(374,609)	(13)%
Homebuilding gross margin	$184,221	$286,343	$(102,122)	(36)%	$531,586	$754,226	$(222,640)	(30)%
Homebuilding gross margin %	22.3%	27.1%	(4.8)%		22.0%	27.1%	(5.1)%
Adjusted homebuilding gross margin %*	25.6%	29.9%	(4.3)%		25.6%	29.7%	(4.1)%
SG&A expense	$101,233	$96,736	$4,497	5%	$286,926	$272,783	$14,143	5%
SG&A expense as a % of home sales revenue	12.3%	9.1%	3.2%		11.9%	9.8%	2.1%
Net income available to common stockholders	$75,402	$149,226	$(73,824)	(49)%	$210,868	$373,087	$(162,219)	(43)%
Adjusted EBITDA*	$139,678	$237,369	$(97,691)	(41)%	$403,581	$604,365	$(200,784)	(33)%
Interest incurred	$36,919	$31,893	$5,026	16%	$111,792	$89,235	$22,557	25%
Interest in cost of home sales	$27,035	$26,531	$504	2%	$72,627	$68,559	$4,068	6%

Other Data:
Net new home orders	1,513	681	832	122%	5,044	3,933	1,111	28%
New homes delivered	1,223	1,463	(240)	(16)%	3,461	4,047	(586)	(14)%
Average sales price of homes delivered	$675	$723	$(48)	(7)%	$697	$689	$8	1%
Cancellation rate	10%	27%	(17)%		9%	15%	(6)%
Average selling communities	154.8	128.3	26.5	21%	144.3	120.7	23.6	20%
Selling communities at end of period	163	133	30	23%
Backlog (estimated dollar value)	$2,117,319	$2,427,301	$(309,982)	(13)%
Backlog (homes)	3,055	3,044	11	0%
Average sales price in backlog	$693	$797	$(104)	(13)%

	September 30,	December 31,
	2023	2022	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$849,039	$889,664	$(40,625)	(5)%
Real estate inventories	$3,412,797	$3,173,849	$238,948	8%
Lots owned or controlled	32,964	33,794	(830)	(2)%
Homes under construction (1)	3,558	2,373	1,185	50%
Homes completed, unsold	185	288	(103)	(36)%
Debt	$1,381,658	$1,378,051	$3,607	0%
Stockholders’ equity	$2,923,397	$2,832,389	$91,008	3%
Book capitalization	$4,305,055	$4,210,440	$94,615	2%
Ratio of debt-to-capital	32.1%	32.7%	(0.6)%
Ratio of net debt-to-net capital*	15.4%	14.7%	0.7%
__________
(1)     Homes under construction included 68 and 78 models as of September 30, 2023 and December 31, 2022, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
Assets	(unaudited)
Cash and cash equivalents	$849,039	$889,664
Receivables	119,406	169,449
Real estate inventories	3,412,797	3,173,849
Investments in unconsolidated entities	139,384	129,837
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	34,850	34,851
Other assets	158,152	165,687
Total assets	$4,870,231	$4,719,940

Liabilities
Accounts payable	$55,231	$62,324
Accrued expenses and other liabilities	509,189	443,034
Loans payable	288,337	287,427
Senior notes	1,093,321	1,090,624
Total liabilities	1,946,078	1,883,409

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 97,341,774 and 101,017,708 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	973	1,010
Additional paid-in capital	—	3,685
Retained earnings	2,922,424	2,827,694
Total stockholders’ equity	2,923,397	2,832,389
Noncontrolling interests	756	4,142
Total equity	2,924,153	2,836,531
Total liabilities and equity	$4,870,231	$4,719,940

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Homebuilding:
Home sales revenue	$825,295	$1,057,491	$2,412,777	$2,787,386
Land and lot sales revenue	1,714	2,626	10,506	4,337
Other operations revenue	749	674	2,219	2,021
Total revenues	827,758	1,060,791	2,425,502	2,793,744
Cost of home sales	641,074	771,148	1,881,191	2,033,160
Cost of land and lot sales	1,474	1,256	10,287	2,075
Other operations expense	724	670	2,171	2,020
Sales and marketing	42,874	41,950	127,977	112,712
General and administrative	58,359	54,786	158,949	160,071
Homebuilding income from operations	83,253	190,981	244,927	483,706
Equity in income (loss) of unconsolidated entities	3	(122)	272	(34)
Other income, net	11,664	463	30,361	852
Homebuilding income before income taxes	94,920	191,322	275,560	484,524
Financial Services:
Revenues	10,758	11,005	30,004	31,985
Expenses	6,127	5,827	19,363	17,457
Equity in income of unconsolidated entities	—	—	—	46
Financial services income before income taxes	4,631	5,178	10,641	14,574
Income before income taxes	99,551	196,500	286,201	499,098
Provision for income taxes	(22,942)	(45,923)	(71,764)	(122,084)
Net income	76,609	150,577	214,437	377,014
Net income attributable to noncontrolling interests	(1,207)	(1,351)	(3,569)	(3,927)
Net income available to common stockholders	$75,402	$149,226	$210,868	$373,087
Earnings per share
Basic	$0.77	$1.47	$2.12	$3.60
Diluted	$0.76	$1.45	$2.10	$3.57
Weighted average shares outstanding
Basic	98,018,498	101,242,708	99,534,570	103,555,717
Diluted	99,030,210	102,661,222	100,458,357	104,526,594

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	167	$809	166	$732	497	$785	363	$733
California	425	683	636	698	1,116	764	1,729	690
Nevada	103	749	122	724	289	751	363	711
Washington	48	847	46	1,092	106	823	172	1,023
West total	743	731	970	773	2,008	770	2,627	742
Colorado	17	733	82	682	110	754	201	662
Texas	287	527	250	511	775	565	788	507
Central total	304	538	332	616	885	589	989	562
Carolinas(1)	122	445	80	462	439	454	152	458
Washington D.C. Area(2)	54	1,185	81	770	129	1,125	279	744
East total	176	672	161	638	568	607	431	657
Total	1,223	$675	1,463	$723	3,461	$697	4,047	$689

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	129	14.0	74	13.5	435	13.6	484	13.5
California	508	48.8	275	53.7	1,996	50.6	1,577	47.5
Nevada	146	10.5	56	6.8	335	8.6	317	7.6
Washington	44	5.5	34	3.0	166	5.4	103	2.8
West total	827	78.8	439	77.0	2,932	78.2	2,481	71.4
Colorado	39	9.5	15	7.3	118	7.6	180	7.7
Texas	454	49.0	123	23.5	1,262	40.8	691	22.8
Central total	493	58.5	138	30.8	1,380	48.4	871	30.5
Carolinas(1)	139	14.5	76	13.7	578	14.4	372	11.3
Washington D.C. Area(2)	54	3.0	28	6.8	154	3.3	209	7.5
East total	193	17.5	104	20.5	732	17.7	581	18.8
Total	1,513	154.8	681	128.3	5,044	144.3	3,933	120.7
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of September 30, 2023			As of September 30, 2022
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	316	$233,631	$739	641	$531,135	$829
California	1,178	892,158	757	884	836,320	946
Nevada	171	112,684	659	280	232,850	832
Washington	95	90,768	955	60	48,387	806
West total	1,760	1,329,241	755	1,865	1,648,692	884
Colorado	58	39,254	677	163	128,733	790
Texas	769	448,721	584	539	346,530	643
Central total	827	487,975	590	702	475,263	677
Carolinas(1)	359	171,820	479	341	161,675	474
Washington D.C. Area(2)	109	128,283	1,177	136	141,671	1,042
East total	468	300,103	641	477	303,346	636
Total	3,055	$2,117,319	$693	3,044	$2,427,301	$797

	September 30,	December 31,
	2023	2022
Lots Owned or Controlled:
Arizona	2,352	2,901
California	11,206	11,399
Nevada	1,901	1,634
Washington	779	827
West total	16,238	16,761
Colorado	1,942	1,600
Texas	10,047	10,361
Central total	11,989	11,961
Carolinas(1)	3,760	3,857
Washington D.C. Area(2)	977	1,215
East total	4,737	5,072
Total	32,964	33,794

	September 30,	December 31,
	2023	2022
Lots by Ownership Type:
Lots owned	18,921	18,762
Lots controlled (3)	14,043	15,032
Total	32,964	33,794

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of September 30, 2023 and December 31, 2022, lots controlled included lots that were under land option contracts or purchase contracts. As of September 30, 2023 and December 31, 2022, lots controlled for Central include 3,042 and 3,325 lots, respectively, and lots controlled for East include 86 and 141 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2023	%	2022	%
	(dollars in thousands)
Home sales revenue	$825,295	100.0%	$1,057,491	100.0%
Cost of home sales	641,074	77.7%	771,148	72.9%
Homebuilding gross margin	184,221	22.3%	286,343	27.1%
Add: interest in cost of home sales	27,035	3.3%	26,531	2.5%
Add: impairments and lot option abandonments	197	0.0%	3,034	0.3%
Adjusted homebuilding gross margin	$211,453	25.6%	$315,908	29.9%
Homebuilding gross margin percentage	22.3%		27.1%
Adjusted homebuilding gross margin percentage	25.6%		29.9%

	Nine Months Ended September 30,
	2023	%	2022	%
	(dollars in thousands)
Home sales revenue	$2,412,777	100.0%	$2,787,386	100.0%
Cost of home sales	1,881,191	78.0%	2,033,160	72.9%
Homebuilding gross margin	531,586	22.0%	754,226	27.1%
Add: interest in cost of home sales	72,627	3.0%	68,559	2.5%
Add: impairments and lot option abandonments	12,675	0.5%	4,495	0.2%
Adjusted homebuilding gross margin	$616,888	25.6%	$827,280	29.7%
Homebuilding gross margin percentage	22.0%		27.1%
Adjusted homebuilding gross margin percentage	25.6%		29.7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2023	December 31, 2022
Loans payable	$288,337	$287,427
Senior notes	1,093,321	1,090,624
Total debt	1,381,658	1,378,051
Stockholders’ equity	2,923,397	2,832,389
Total capital	$4,305,055	$4,210,440
Ratio of debt-to-capital(1)	32.1%	32.7%

Total debt	$1,381,658	$1,378,051
Less: Cash and cash equivalents	(849,039)	(889,664)
Net debt	532,619	488,387
Stockholders’ equity	2,923,397	2,832,389
Net capital	$3,456,016	$3,320,776
Ratio of net debt-to-net capital(2)	15.4%	14.7%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income available to common stockholders	$75,402	$149,226	$210,868	$373,087
Interest expense:
Interest incurred	36,919	31,893	111,792	89,235
Interest capitalized	(36,919)	(31,893)	(111,792)	(89,235)
Amortization of interest in cost of sales	27,264	26,611	73,196	68,639
Provision for income taxes	22,942	45,923	71,764	122,084
Depreciation and amortization	6,884	6,615	20,066	18,641
EBITDA	132,492	228,375	375,894	582,451
Amortization of stock-based compensation	6,989	5,717	15,012	16,740
Impairments and lot option abandonments	197	3,277	12,675	5,174
Adjusted EBITDA	$139,678	$237,369	$403,581	$604,365